Exhibit 4


                               POWER OF ATTORNEY


     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Alan K. Austin and Karen M. King as the undersigned's true and lawful attorney-in-fact to:

     1. execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Gartner, Inc. (the "Company") or as a holder (directly or indirectly) of 5% or more of the Company's securities, (A) Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder and (B) Schedules 13D and 13G in accordance with
Section 13 of the Exchange Act and the rules promulgated thereunder;

     2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

     3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required to be done by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or 13 of the Exchange Act and the rules promulgated thereunder.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedule 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

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     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.


Date:  June 4, 2004


                                                /s/ Glenn H. Hutchins
                                ------------------------------------------------
                                                 Glenn H. Hutchins




                                                /s/ David J. Roux
                                ------------------------------------------------
                                                   David J. Roux